Exhibit 99.1

AT THE COMPANY:                                           S&S PUBLIC RELATIONS:
Bruce T. Quigley                                          Steve Simon
Director of Business Development                          Media Inquiries
949-362-5800                                              847-955-0700
bquigley@smithmicro.com                                   steve@sspr.com

Not For Immediate Release

                Smith Micro Announces 2003 First Quarter Results
               New Product Shipments Help in Continued Improvement

Aliso Viejo, Calif., April 24, 2003-- Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software and service solutions for the wireless and Internet markets, today reported its first quarter 2003 results.

The company reported net revenues for the quarter ended March 31, 2003, of $1.9 million, compared to $1.9 million in the first quarter of 2002. The company's net loss of $250,000 in the first quarter of 2003 resulted in a loss of $.02 per basic and diluted share, compared to a net loss of $582,000 in the first quarter 2002 or $.04 per basic and diluted share.

"We continue to be very confident that the wireless sector is an exciting sector for us to address. The announcement of QuickLink Mobile Wi-Fi at the CTIA trade show last month was well received and places us in the forefront of the Wi-Fi market," said William W. Smith, Jr., President and Chief Executive Officer.

"We also started shipping FAXstf X Pro, a powerful fax solution for the Mac OS X community and the WebDNA product line, was enhanced by the shipment of the Enterprise Edition which rounds out a complete lineup of web site development tools. We believe that these product releases will serve us well in 2003," Smith concludes.

Investor Conference Call

Smith Micro will hold an investor conference call to discuss the company's results at 4:30 p.m. Eastern time, Thursday, April 24, 2003. Investors may access the conference call over the Internet via the company's website www.smithmicro.com or at www.firstcallevents.com/service/ajwz379985191gf12.html.

                                     -more-

About Smith Micro Software

Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication and utility software products. The company designs integrated, cross platform, easy-to-use software for personal computing and business solutions around the world. With a focus on the Internet, Wireless, and Broadband technologies, the company's products and services enable wireless communications, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, and network fax, along with traditional computer telephony. Smith Micro's complete line of products is available through direct sales, retail stores, value-added resellers (VARs) and original equipment manufacturers
(OEMs). Smith Micro's common stock trades on The Nasdaq Stock Market(R) under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800 or visit the company's Web site at www.smithmicro.com.

This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company's financial prospects and projections, the company's plans for returning to sustained profitability and the company's ability to increase its business in the Wireless and Broadband segments. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, fluctuations or cancellations in orders from distribution customers, new and continuing adverse economic conditions, and the company's ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.

Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Smith Micro, the Smith Micro logo, QuickLink, QuickLink Mobile, FAXstf and WebDNA are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Note: Financial Schedules Attached

Smith Micro Software, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

                                                           Three Months Ended
                                                               March 31,
                                                              (unaudited)
                                                         2003            2002
                                                       --------        --------
Net Revenues:
    Products                                           $  1,585        $  1,457
    Services                                                282             436
                                                       --------        --------
Total Net Revenues                                        1,867           1,893

Cost of Revenues:
    Products                                                321             370

    Services                                                 84             399
                                                       --------        --------
Total Cost of Revenues                                      405             769
                                                       --------        --------
Gross Margin                                              1,462           1,124

Operating Expenses:

    Selling & Marketing                                     582             665

    Research & Development                                  654             540

    General & Administrative                                468             489
                                                       --------        --------
Total Operating Expenses                                  1,704           1,694
                                                       --------        --------

Operating Loss                                             (242)           (570)

Interest Income                                               7              12

Interest & Other Expenses                                   (12)            (20)
                                                       --------        --------
Loss Before Income Tax
                                                           (247)           (578)

Income Tax Expense                                            3               4
                                                       --------        --------
Net Loss                                               $   (250)       $   (582)
                                                       ========        ========

Net Loss per share, basic & diluted                    $  (0.02)       $  (0.04)
                                                       ========        ========

Weighted average shares outstanding,
basic & diluted                                          16,223          16,232
                                                       ========        ========

Smith Micro Software, Inc
CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                       March 31,    December 31,
                                                         2003           2002
                                                     -------------  ------------
                                                      (unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents                                $  3,450       $  3,627
Accounts Receivable, Net                                    667            633

Inventory, Net                                               33             45
Prepaids & Other Assets                                     219            263
                                                       --------       --------
    Total Current Assets                                  4,369          4,568
Equipment & Improvements, Net                               165            220
Intangible Assets, Net                                      153            224
Goodwill                                                  1,715          1,715
Other Assets                                                 32             39
                                                       --------       --------
TOTAL ASSETS                                           $  6,434       $  6,766
                                                       ========       ========

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable                                       $    497       $    445
Accrued Liabilities                                         583            709
                                                       --------       --------
   Total Current Liabilities                              1,080          1,154


Common Stock                                                 16             16
Additional Paid In Capital                               24,779         24,787
Accumulated Deficit                                     (19,441)       (19,191)
                                                       --------       --------
   Total Stockholders' Equity                             5,354          5,612
                                                       --------       --------
TOTAL LIABILITIES & EQUITY                             $  6,434       $  6,766
                                                       ========       ========

                                      ####